UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dry Creek Drive, Suite 260

Longmont, Colorado 80503

(Address of principal executive offices, including zip code)

(303) 684-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2013, DigitalGlobe, Inc. (“Company”) held its annual meeting of stockholders. The Company previously filed with the U.S. Securities and Exchange Commission a definitive proxy statement and related materials pertaining to the annual meeting, which describe in detail each of the three proposals submitted to stockholders at the meeting. For each of the proposals, a quorum was present. The final results for the votes regarding each proposal are set forth below.

Proposal One: The Company’s stockholders elected three Class I Directors, each to serve for a three-year term expiring at the 2016 annual meeting of stockholders and until their successors are elected and qualified. The votes regarding this proposal were as follows:

Name of Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Nick S. Cyprus	58,755,724	119,365	7,708,291
Jeffrey R. Tarr	58,756,511	118,578	7,708,291
James M. Whitehurst	57,756,685	1,118,404	7,708,291

Proposal Two: The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The votes regarding this proposal were as follows:

Shares Voted For	Shares Voted Against	Shares Abstained
66,253,823	304,325	25,232

Proposal Three: The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
56,614,897	2,089,649	170,544	7,708,290

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2013	DIGITALGLOBE, INC.

	By:	/s/ Daniel L. Jablonsky
Daniel L. Jablonsky
Senior Vice President, General Counsel and Secretary